Press Information	Contact: Deirdre Blackwood Arbitron Inc. 410-312-8523 didi.blackwood@arbitron.com

Arbitron and Spanish Broadcasting System enter into settlement agreement

COCONUT GROVE, FL and COLUMBIA MD, June 2, 2010 – Spanish Broadcasting System, Inc. (NASDAQ: SBSA) (SBS) and Arbitron Inc. (NYSE: ARB) announce today that they have entered into a settlement agreement. SBS will resume encoding its broadcast signals for all of its markets that use the Arbitron’s Portable People Meter™ (PPM™) radio ratings service, and SBS has extended its agreement with Arbitron for the use of PPM ratings in those markets.

Frank Flores, SBS Chief Revenue Officer, endorsed the outcome, noting: “Both Arbitron and SBS are committed to working together to address SBS’s previously-voiced concerns about the impact of the PPM service on minority radio broadcasters.” Flores added that, “SBS is gratified that it has reached an amicable resolution with Arbitron.”

“SBS is a valued client, and we look forward to growing our relationship, and moving forward together in a productive and meaningful way” said William T. Kerr, Arbitron Chief Executive Officer and President. “We believe that the radio industry is best served when Arbitron and broadcasters work collaboratively.”

About Spanish Broadcasting System, Inc.
Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and/or operates 21 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, including the #1 Spanish-language radio station in America, WSKQ-FM in New York City, as well as leading radio stations airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Urban format genres. The Company also owns and operates Mega TV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events in the major U.S. markets and Puerto Rico. In addition, the Company operates www.LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.

About Arbitron
Arbitron Inc. (NYSE: ARB) is a media and marketing information services firm primarily serving radio, television, cable, advertising agencies, advertisers, retailers, out-of-home media, and online media. Arbitron’s core businesses are measuring and estimating network and local market radio audiences across the United States; providing application software used for analyzing our media audience and marketing information data; and providing consumer, shopping, and other media usage information services. The Company has developed the Portable People MeterTM, a new technology for media and marketing research.

Portable People MeterTM and PPMTM are marks of Arbitron Inc.
PPM ratings are based on audience estimates and are the opinion of Arbitron and should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause SBS’s or Arbitron’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although SBS and Arbitron believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, neither company can give any assurance that actual results will not differ materially from these expectations. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of SBS and Arbitron, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Factors that could cause actual results, events and developments to differ are included from time to time in SBS’s and Arbitron’s public reports filed with the Securities and Exchange Commission. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. SBS and Arbitron undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.